As filed with the Securities and Exchange Commission on April 6, 1994

                                      Registration No. 33-_________

                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                            FORM S-8
                      REGISTRATION STATEMENT
                             UNDER
                    THE SECURITIES ACT OF 1933

                      DRESSER INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

            Delaware                                    75-0813641
 (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification No.)

         2001 Ross Avenue
           Dallas, Texas                                   75201
 (Address of Principal Executive Offices)               (Zip Code)

                       The M. W. Kellogg Company
                      Employee Stock Purchase Plan
                       (Full title of the plan)

                            Rebecca Morris
                       Dresser Industries, Inc.
                          2001 Ross Avenue
                        Dallas, Texas  75201
                (Name and address of agent for service)
                            (214) 740-6000
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

 Title of each                                   Proposed
  class of        Proposed       Proposed        maximum         Amount
  securities       Amount        maximum         aggregate        of
   to be           to be      offering price     offering      registration
 registered      registered     per share(1)      price            fee

   Common        100,000         $22.375       $2,237,500       $771.55
 Stock,par
   value
 $.25 per
 share (2)

 (1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low sales prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on March 30, 1994.
 (2)  Includes the Preferred Stock Purchase Rights associated  with the
      Common Stock.

                                            PART I


                     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of Registrant information, employee benefit plan information and employee benefit plan annual reports and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form
 S-8, such  documents are not  being filed  with the  Securities and
 Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Registrant shall maintain a file of such documents in accordance with the
 provisions of Rule 428.   Upon request, the  Registrant shall furnish to  the
 Commission or its staff a copy or copies of all of the documents included in such file.

                                            PART II


                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3.     Incorporation of documents by reference.

   The following documents, which Dresser Industries, Inc. ("Dresser") has filed with the Commission pursuant to the Securities Exchange Act of
 1934,  as amended ("Exchange  Act")  (File   No.  1-4003),  are
 incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

     (a) Dresser's 1993 Annual Report on Form 10-K for the fiscal year ended October 31, 1993.

     (b) Dresser's Quarterly Report on Form 10-Q for the period ended January 31, 1994.

    (c)   Dresser's  Current Reports on  Form 8-K dated December  9, 1993,
										December 29, 1993 and January 28, 1994.

    (d) Dresser's Current Report on Form 8-K dated January 21, 1994, as amended by Amendment No. 1 to such Current Report on Form 8-K/A dated March 10, 1994.

    (e) The description of the Preferred Stock Purchase Rights (including a description of Dresser's Common Stock), contained in Dresser's Registration Statement on Form 8-A filed with the Commission on August 30, 1990, as amended by Amendment No. 1 on Form 8 filed on October 3, 1990.

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a the date of filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     EXPERTS

     The  consolidated   financial  statements  of   Dresser  Industries, Inc.
  and Dresser-Rand Company included in Dresser's Annual Report on Form 10-K for its fiscal year ended October 31, 1993, and the supplemental consolidated financial statements of Dresser and its subsidiaries included in Amendment No. 1 on Form 8-K/A to Dresser's Current
  Report on Form 8-K dated January 21, 1994, have been incorporated by reference in this Registration Statement in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of Baroid Corporation and Subsidiaries at December 31, 1992 and for the year then ended, appearing in Baroid Corporation's Annual Report on Form 10-K for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, and as of December 31, 1991, and for each of the two years in the period ended
 December 31, 1991, by Coopers & Lybrand, independent auditors, as set forth in their respective reports incorporated by reliance upon such reports given upon the authority of such firms as experts accounting and auditing.

   The supplemental consolidated financial statements of Baroid Corporation and Subsidiaries appearing in Baroid Corporation's Registration Statement (Form S-3 No. 33-60174) have been audited by Ernst & Young, independent auditors, as set forth in their report included therein and incorporated herein by reference, and are based in part on the reports of Arthur Andersen & Co. and Coopers & Lybrand, independent auditors.
 Such supplemental consolidated financial statements are incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     Item 4.     Description of Securities.

           Not Applicable.

     Item 5.     Interests of Named Experts and Counsel.

           Not Applicable.

     Item 6.     Indemnification of Directors and Officers.

       Pursuant to Section 145 of the Delaware General Corporation Law ("Section 145"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, act reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was
 unlawful.   In an action by or in the right of the corporation, such
 corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the court shall deem proper. Indemnification, unless ordered by the court, shall be made by the corporation only  as  authorized in  the  specific  case upon  a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct.
 Such determination is made (1) by the board of directors by a majority vote of a quorum consisting of disinterested directors, or (2) by independent legal counsel in a written opinion,  or (3) by the stockholders.
 To the extent that a director, officer, employee or agent of a  corporation has been successful on the merits or otherwise in defense of any such matter, Section 145 requires that the corporation indemnify him against expenses actually and reasonably incurred by him in his defense. Further, expenses may be paid by the corporation in advance of final disposition of the matter upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. Such indemnification and advancement of expenses is not deemed exclusive of any other right to which a director or officer might be entitled under any by-law, agreement, vote of stockholders or disinterested directors or
 otherwise.   Section 145  also empowers a corporation to purchase and maintain insurance on behalf of any person who might be indemnified thereunder whether or not the corporation would have the power to indemnify him against such liability under such Section.

     Dresser  has   in  effect  an   amendment  to  its   Restated  Certificate
  of Incorporation, providing for indemnification of certain persons including directors and officers to the fullest extent permitted under Section 145.

     Insurance is maintained for each director and officer of Dresser covering certain losses he may incur which arise by reason by his being a director or officer of Dresser or a subsidiary corporation, partnership, joint venture, trust  or other enterprise.

     Item 7.     Exemption from Registration Claimed.

          Not Applicable.


     Item 8.     Exhibits.

          The Exhibits  are listed  in the  Index to  Exhibits immediately
						    preceding the Exhibits.

     Item 9.     Undertakings.

    (a)   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the  purpose  of  determining any liability under the Securities Act  of 1933, each such post-effective amendment  shall be deemed to be a new registration statement relating to the securities
						 offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employ benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein,

 and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public
 policy as expressed in the  Act and is, therefore unenforceable.    In  the
 event  that  a  claim  for  indemnification  against such liabilities
 (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act governed by the final adjudication of such issue.

                                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 31, 1994.

                                         DRESSER INDUSTRIES, INC.


                                   By:   /s/GEORGE H. JUETTEN
                                         (George H. Juetten, Vice
                                         President and Controller)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on March 31, 1994.

         Signature                                          Title

   * JOHN J. MURPHY                             Chairman of the Board
  (John J. Murphy)                             (Principal Executive Officer)

  /s/ GEORGE H. JUETTEN                        Vice President - Controller
     (George H. Juetten)                       (Principal Accounting Officer)

   * B. D. ST. JOHN                            Vice Chairman of the Board
    (B. D. St. John)                           (Principal Financial Officer)

   * WILLIAM E. BRADFORD                       * J. LANDIS MARTIN
    (William E. Bradford, Director)             (J. Landis Martin, Director)

   * SAMUEL B. CASEY, JR.                      * LIONEL H. OLMER
    (Samuel B. Casey, Jr., Director)            (Lionel H. Olmer)

   * LAWRENCE S. EAGLEBURGER                   * JAY A. PRECOURT
    (Lawrence S. Eagleburger, Director)         (Jay A. Precourt, Director)

   * RAWLES FULGHAM                            * A. KENNETH PYE
    (Rawles Fulgham, Director)                  (A. Kenneth Pye, Director)

   * JOHN A. GAVIN                             * RICHARD W. VIESER
    (John A. Gavin, Director)                   (Richard W. Vieser, Director)


   * RAY L. HUNT
    (Ray L. Hunt, Director)


   *BY: /s/STANLEY E. MCGLOTHLIN
           Stanley E. McGlothlin
           (Attorney-In-Fact)


           Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of The M. W. Kellogg Company Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 31, 1994.


                                   THE M. W. KELLOGG COMPANY EMPLOYEE STOCK
                                               PURCHASE PLAN



                                   By:   /s/ DAVID L. BARTLETT
                                             David L. Bartlett
                                             Plan Administrator





                                       INDEX TO EXHIBITS

Exhibit
Number                        Description

4.1 Rights Agreement dated August 16, 1990, between Dresser Industries, Inc. and Harris Trust Company of New York as Rights Agent. (Incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed on August 30, 1990, as amended by Amendment No. 1 on Form 8 filed on
      October 3, 1990).

     *4.2  Form of The M.W. Kellogg Company Employee Stock Purchase Plan.

     *23.1 Consent of Price Waterhouse.

     *23.2 Consent of Ernst & Young.

     *23.3 Consent of Coopers & Lybrand.

     *23.4 Consent of Arthur Andersen.

     *24   Powers of Attorney

     _______________________
     *  Filed herewith.